                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      LITTON INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

   [LOGO]

October 30, 1998

TO OUR SHAREHOLDERS:

You are invited to attend the Annual Meeting of Shareholders, which will be held at 11:00 a.m, December 3, 1998, at the Regent Beverly Wilshire Hotel in Beverly Hills, California.

The matters we will address at the Annual Meeting are described in the Notice of Annual Meeting and Proxy Statement. There will also be discussions on the activities of the Company and an opportunity to submit questions or comments on matters of interest to shareholders generally.

Whether or not you attend the Annual Meeting in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing the accompanying proxy card and returning it promptly.

Very truly yours,

/s/ John M. Leonis

John M. Leonis
CHAIRMAN

   [LOGO]

October 30, 1998

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 3, 1998

The 1998 Annual Meeting of Shareholders of Litton Industries, Inc. (the "Company"), will be held on December 3, 1998, at 11:00 a.m., at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California.

Shareholders at the close of business on October 13, 1998, will be entitled to vote at the Annual Meeting. The items on the agenda are as follows:

    1.  To elect a Board of Directors;

    2. To approve the adoption of the Litton Industries, Inc. Non-Employee Director Stock Plan;

    3. To ratify the appointment of Deloitte & Touche LLP as independent auditors; and

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder at the meeting, and for a period of ten days prior to the date of the meeting, for any purpose relevant to the meeting, during ordinary business hours at Wells Fargo Bank, 9600 Santa Monica Boulevard, Beverly Hills, California.

Holders of a majority of the Company's outstanding voting shares must be present either in person or by proxy in order for the meeting to be held. WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. If you plan to attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is voted.

/s/ Jeanette M. Thomas
Jeanette M. Thomas
VICE PRESIDENT AND CORPORATE SECRETARY

                            LITTON INDUSTRIES, INC.

             21240 BURBANK BOULEVARD, WOODLAND HILLS, CA 91367-6675

                                OCTOBER 30, 1998

                                PROXY STATEMENT

    The Board of Directors of Litton Industries, Inc. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held on December 3, 1998, and at any adjournment thereof. This Proxy Statement is being mailed to shareholders beginning on or about October 30, 1998, accompanied by the Company's annual report to shareholders for the fiscal year ended July 31, 1998.

    At the close of business on October 13, 1998, the record date, there were 45,456,801 shares of $1 par value Common Stock and 410,643 shares of Series B $2 Cumulative Preferred Stock, par value $5, outstanding and entitled to vote. Each share of Common Stock or Series B Preferred Stock entitles the holder to one vote.

    A proxy is enclosed for use at the meeting. The proxy may be revoked by the shareholder at any time before it is voted by giving written notice to the Corporate Secretary at the address shown above. Unless other instructions are indicated on the proxy, all shares represented by valid proxies received from this solicitation (and not revoked before they are voted) will be voted FOR election of the nine nominees for directors; FOR the adoption of the Litton Industries, Inc. Non-Employee Director Stock Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors.

    The holders of a majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the meeting. Approval of the adoption of the Litton Industries, Inc. Non-Employee Director Stock Plan requires approval by the affirmative vote of the holders of a majority of the outstanding shares. The election of directors and the ratification of the appointment of independent auditors will be decided by a majority of the votes cast "for" or "against" approval. Consequently, abstentions, broker-nonvotes and failure to vote have the same effect as a negative vote with respect to approval of the adoption of the Litton Industries, Inc. Non-Employee Director Stock Plan, but will have no effect on the election of directors and ratification of the appointment of independent auditors.

                        ITEM ONE: ELECTION OF DIRECTORS

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL CANDIDATES.

    If any nominee for director, for any reason presently unknown, cannot be a candidate for election, the shares represented by valid proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board of Directors (or the number of authorized directors may be reduced). Each of the nominees was elected to his or her present term of office at the 1997 Annual Meeting of Shareholders.

    The following information concerning the principal occupation, other affiliations, and past business experience was furnished to the Company by the nominees for directors.

                  ALTON J. BRANN                                     MICHAEL R. BROWN
  [PHOTO1]        - Chairman and Chief Executive   [PHOTO1]          - President and Chief Executive
                    Officer of UNOVA, Inc.                             Officer of Litton Industries,
                  - Age 56                                             Inc.
                  - Director since 1990                              - Age 57
                                                                     - Director since 1995
Background: UNOVA, Inc., is a global solutions
company providing information and systems          Background: Joined Litton in 1968 and has been
integration technology for the industrial          Chief Executive Officer since March 1998, and
markets. Former Litton Chairman of the Board       President since 1995. Chief Operating Officer
(1994-1995), President (1990-1994) and Chief       (1995-1998); Executive Vice President (1995);
Executive Officer (1992-1994). Director of Baker   Group Executive-- Information Systems
Hughes, Inc. Director of the Los Angeles World     (1995-1997); Senior Vice President (1992-1995);
Affairs Council. Chairman of the Board of          Group Executive-- Electronic Warfare Systems
Governors of Town Hall of Los Angeles. Member,     (1989-1995).
the Board of the U.S.- Russia Business Council,
the Board of the National Association of
Manufacturers, the Board of Overseers of the
Executive Council on Foreign Diplomacy, the
President's Cabinet of California Polytechnic
State University, the Board of the Los Angeles
Business Advisors, the Institute of Electrical
and Electronics Engineers, the Optical Society of
America, the Institute of Navigation, and the
Society of Petroleum Engineers. Trustee of the
Manufacturers Alliance. Vice Chairman of the
Board of Directors of the Los Angeles Area
Council of the Boy Scouts of America.

                  JOSEPH T. CASEY                                    CAROL B. HALLETT
  [PHOTO1]        - Retired Vice Chairman and      [PHOTO1]          - President and Chief Executive
                    Chief Financial Officer of                         Officer of Air Transport
                    Western Atlas Inc.                                 Association of America
                  - Age 67                                           - Age 61
                  - Director since 1981                              - Director since 1993
Background: Former Western Atlas Inc., Vice        Background: Senior Government Relations Advisor,
Chairman and Chief Financial Officer (1994-1996).  Collier, Shannon, Rill & Scott (1993-1995).
Former Litton Vice Chairman and Chief Financial    Commissioner of United States Customs
Officer (1988-1994). Director, Baker Hughes,       (1989-1993). U.S. Ambassador to the Commonwealth
Inc., UNOVA, Inc., and Pressure Systems, Inc.      of the Bahamas (1986-1989). Director, Fleming
Trustee, Claremont McKenna College, RAND Center    Companies, Inc., Mutual of Omaha Companies, and
for Russian and Urasia and Don Bosco Technical     the American Association of Exporters and
Institute.                                         Importers. Member, President's Cabinet of
                                                   California Polytechnic State University. Trustee,
                                                   Junior Statesmen of America.

                  ORION L. HOCH                                      DAVID E. JEREMIAH
  [PHOTO1]        - Chairman Emeritus of Litton    [PHOTO1]          - Partner and President of
                    Industries, Inc.                                   Technology Strategies &
                  - Age 69                                             Alliances
                  - Director since 1982                              - Age 64
                                                                     - Director since 1994

Background: Former Litton Chairman of the Board    Background: Technology Strategies and Alliances
(1988-1994), President (1982-1988) and Chief       is a consulting firm engaged in strategic
Executive Officer (1986-1992). Director, UNOVA,    planning for telecommunications and defense
Inc., Bessemer Trust Companies, and The Bessemer   industries. Retired Admiral, U.S. Navy (1994).
Group, Inc. Trustee, Carnegie Mellon University.   Vice Chairman, Joint Chiefs of Staff (1990-1994).
                                                   Commander-in-Chief, U.S. Pacific Fleet
                                                   (1987-1990). Director, Alliant Techsystems Inc.,
                                                   Geobiotics, Inc., and National Committee on
                                                   U.S.-China Relations. Board of Visitors, Northrop
                                                   Grumman Corporation (Melbourne Division) and
                                                   Board of Advisors, Jewish Institute for National
                                                   Security Affairs. Member, ManTech International
                                                   Advisory Board.

                  JOHN M. LEONIS                                     WILLIAM P. SOMMERS
  [PHOTO1]        - Chairman of Litton             [PHOTO1]          - President and Chief Executive
                    Industries, Inc.                                   Officer of SRI International
                  - Age 65                                           - Age 65
                  - Director since 1994                              - Director since 1994

Background: Joined Litton in 1959 and has been     Background: SRI International is an independent
Chairman of the Board since 1995; Chief Executive  nonprofit research, technology, development and
Officer (1994-1998), President (1994-1995),        consulting organization. Director of Pressure
Senior Vice President (1990-1994), Group           Systems, Inc., Nuance Communications Inc., and
Executive-- Navigation, Guidance and Control       the Bay Area Council. Trustee, Scudder/Kemper
Systems (1988-1993). Director, Los Angeles World   Mutual Funds. Member of the The Major Gifts
Affairs Council and HCC Industries Inc. Member,    Committee of the University of Michigan. Former
Board of Governors of the Town Hall of Los         Executive Vice President of Iameter, Inc. Former
Angeles and Board of Directors and Executive       Director and President, Booz-Allen & Hamilton's
Committee of the Aerospace Industries              Technology Management Group.
Association.

                 C. B. THORNTON, JR.
  [PHOTO1]       - President of Thornton
                   Corporation
                 - Age 56
                 - Director since 1981

Background: Thornton Corporation is engaged in a variety of private investments. Former
President and principal owner of T Lazy S
Ranch in Nevada (1974-1982). Former executive of Cessna Aircraft Company. Former consultant with McKinsey & Company. Member, Society of
Experimental Test Pilots. Trustee,
Harvard-Westlake School. Overseer, Hoover
Institution and Member of the Visiting
Committee of the Harvard Business School.

             GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

    During fiscal year 1998, the Board of Directors of the Company held eight meetings and acted once by unanimous written consent. The average attendance at Board meetings was 97%, and attendance at committee meetings was 100%.

    The Board has established four standing committees to assist it in carrying out its duties: the Executive Committee, the Audit and Compliance Committee, the Compensation and Selection Committee, and the Nominating Committee.

                    BOARD COMMITTEES AND MEETING ATTENDANCE

    The Executive Committee consists of Alton J. Brann (Chairman), Michael R. Brown, Joseph T. Casey, and John M. Leonis. The Executive Committee exercises all powers of the Board of Directors when the full Board is not in session and supervises the management and business of the Company. The Executive Committee held two meetings in fiscal year 1998, and acted 22 times by unanimous written consent. Actions taken by the Executive Committee are subsequently ratified by the full Board of Directors.

    The Audit and Compliance Committee consists of C.B. Thornton, Jr.(Chairman), Joseph T. Casey, Carol B. Hallett, and William P. Sommers. The Audit and Compliance Committee is responsible for the oversight of the Company's accounting policies and compliance functions. It reviews and recommends outside auditors and determines the scope of the audit; it reviews the activities of the Company's internal auditors; and it reviews and monitors the Company's ethics and compliance programs. The Audit and Compliance Committee held six meetings in fiscal year 1998.

    The Compensation and Selection Committee consists of David E. Jeremiah (Chairman), Carol B. Hallett, C.B. Thornton, Jr., and William P. Sommers. The Compensation and Selection Committee has responsibility for the design, implementation, and administration of the Company's executive compensation and benefits program. The Compensation and Selection Committee held four meetings in fiscal year 1998.

    The Nominating Committee consists of Carol B. Hallett (Chairman), David E. Jeremiah, Alton J. Brann, and Michael R. Brown. The Nominating Committee reviews the qualifications of all Board of Directors candidates and recommends possible candidates to fill vacancies on the Board of Directors. The Nominating Committee held one meeting in fiscal year 1998.

                             DIRECTOR COMPENSATION

    Directors who are employees of the Company are not paid any fee or additional remuneration for services as members of the Board of Directors or any of its Committees.

ANNUAL FEES FOR NON-EMPLOYEE DIRECTORS

    Non-employee directors receive the following compensation:

    - A retainer of $27,500, payable in equal quarterly installments;

    - Board and Committee meeting attendance fees of $1,500 per meeting ($2,500 per meeting for the Chairman of the Committee);

    - Additional annual fee of $12,000 for members of the Executive Committee ($15,000 for the Chairman of the Executive Committee).

DEFERRED COMPENSATION PLAN FOR DIRECTORS

    Effective September 24, 1998, the Board approved a deferral plan for non-employee directors which is described below. The shares of Common Stock and stock options which are contemplated by the deferral plan will be issued under the Litton Industries, Inc. Non-Employee Director Stock Plan which is submitted in this Proxy Statement for approval by the shareholders.

    Under the deferral plan, directors may defer annual retainers and meeting fees in the form of cash or shares of Common Stock. Cash deferrals bear interest at the prime rate in effect at Morgan Guaranty Trust Co., and are paid after the end of the director's Board service either as a lump sum payment or in equal annual installment payments.

    Directors electing to defer their fees into shares of Common Stock receive a 10% premium on such fees. On the date the fees would normally have been paid, the Company will convert the amount of the fees, including the 10% premium, into a number of stock units equal to the number of shares of Common Stock which could have been purchased at fair market value on that date. Stock units are paid in full shares of Common Stock after the end of the director's Board service.

    Directors may also elect to convert their annual retainers and meeting fees into options to purchase shares of Common Stock at fair market value. The number of options granted pursuant to this election will reflect a formula reviewed and approved by the Board from time to time.

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    Under the existing plan, which terminates on December 31, 1998, new directors receive an automatic initial option grant to purchase 10,000 shares of Common Stock, at fair market value, on the first business day following an Annual Meeting. Each year thereafter there is an automatic annual option grant to purchase 2,000 shares at fair market value. Option grants become fully exercisable on the first anniversary of the grant.

    On September 24, 1998, the Board approved a new plan for non-employee directors which is submitted herein for shareholder approval. A description of the new plan is included on pages 19 and 20. Under the new plan, the Board intends to continue its practice of making an initial grant of 10,000 options to new directors, and granting 2,000 options each year thereafter to each non-employee director. The new plan authorizes the Board to make additional grants to non-employee directors, for example, to reward a director's exceptional or extraordinary services as a member of the Board, or in consideration for services to the Company outside of the scope of a director's normal duties. Options under the new plan are granted at fair market value and vest immediately upon grant.

    If the shareholders do not approve the new plan at the Annual Meeting, each director will be eligible to receive one more grant of 2,000 options under the existing plan.

RETIREMENT PROGRAM FOR DIRECTORS

    Effective September 24, 1998, the Board amended the retirement program for directors by terminating the retirement pension for future directors and preserving the pension rights of current directors. Current members of the Board who retire or die while in office, at or after age 65, will receive the active Board members' annual fee (or, if larger, the fee in effect at the annual meeting immediately following the earlier of their retirement or death) for the shorter of ten years, the number of years as a non-employee director, or the remaining life of the director or surviving spouse. The mandatory retirement age remains 72.

STOCK OWNERSHIP GUIDELINES

    The Company has implemented ownership guidelines for non-employee directors to own a number of shares equal in value to at least four times their annual retainer. Directors are given three years to attain this ownership guideline.

OTHER INFORMATION ON DIRECTORS

    Joseph T. Casey, former Chief Financial Officer and Vice Chairman of the Company receives certain retirement benefits by reason of his former employment by the Company. Mr. Casey receives a monthly benefit of $27,075, in the form of a 100% joint and survivor annuity. In addition, during fiscal year 1998, Mr. Casey received $12,000 as a member of the Company's Investment Committee.

    Orion L. Hoch, a former President, Chief Executive Officer and Chairman of the Company receives certain medical and retirement benefits by reason of his former employment by the Company. The premium paid by the Company for Dr. Hoch's medical insurance in fiscal year 1998 was $26,187. Under the terms of a Company-provided contractual pension benefit, and the Restoration Plan described on page 11, Dr. Hoch receives a combined monthly benefit of $60,391 in the form of a 100% joint and survivor annuity.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                              LITTON COMMON STOCK

                                                       SHARES SUBJECT
                              SHARES OF COMMON STOCK     TO OPTIONS      DEFERRED
                               BENEFICIALLY OWNED AS   EXERCISABLE AT   STOCK UNITS  PERCENT OF
                                    OF 9/30/98             9/30/98        (#)(F)       CLASS*

NON-EMPLOYEE DIRECTORS

Alton J. Brann                       3,400                     8,000           -0-             *

Joseph T. Casey                     32,954(a)                 74,000           -0-             *

Carol B. Hallett                       690                    18,000           -0-             *

Orion L. Hoch                       89,399(b)                 33,916           -0-             *

David E. Jeremiah                      500                    15,500           -0-             *

William P. Sommers                     500                    16,000           -0-             *

C. B. Thornton, Jr.                832,874(b)(c)              28,000           -0-          1.83

NAMED EXECUTIVE OFFICERS

John M. Leonis                      25,506                   100,559        25,049             *

Michael R. Brown                    16,141                    83,859         2,021             *

Gerald J. St. Pe                    18,746                    62,400         2,124             *

Larry A. Frame                      18,808                    32,520         3,429             *

John E. Preston                     13,024(b)                 29,698         1,777             *

Harry Halamandaris                      33                    14,450         4,920             *

GROUP

Directors, Nominees and
Executive Officers as a
Group (17 people)                1,134,881(b)(d)(e)          573,238        43,456          2.50

 * Percentage of shares is given only where such percentage exceeds 1% of the Common Stock outstanding on the record date, exclusive of treasury shares.

(a) Excludes 8,500 shares held by a charitable corporation of which Mr. Casey serves as trustee. Mr. Casey has voting and investment power with respect to such 8,500 shares and may be deemed to have incidents of beneficial ownership.

(b) Includes shares which are beneficially owned by certain family members of certain directors and officers who disclaim beneficial ownership of such shares. The shares are reported on the presumption that the individual may share voting and/or investment power because of family relationships.

(c) Excludes 25,378 shares owned by a private foundation of which Mr. Thornton is an officer and trustee. Mr. Thornton shares voting and investment power with another trustee and may be deemed to have incidents of beneficial ownership.

(d) Excludes 255,126 shares owned by the Litton Master Trust which holds certain retirement funds of the Company and its subsidiaries. Messrs. Casey and Preston are members of the Investment Committee which has sole investment and voting power, and thus may be deemed to have incidents of beneficial ownership. If these shares were included as beneficially owned shares, then the percentage of Common Stock owned by the group would be 3%.

(e) Includes 50,000 shares held by the Foundation of The Litton Industries whose President and Treasurer vote the shares and are also officers of the Company, and whose directors have investment power of the shares, are elected and may be removed by the Nominating Committee of the Board of Directors of the Company.

(f) Individuals with stock units in this column have elected to defer a portion of their bonus awards. On the award date, the bonus is converted into a number of stock units equal to the number of shares of Common Stock which could have been purchased at fair market value on that date. Deferred awards are paid in full shares of Common Stock upon termination of service, death, or a change of control. Although individuals may be deemed to have incidents of beneficial ownership, they do not have any voting power with respect to these shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                     ANNUAL        COMPENSATION    ALL OTHER
NAMED EXECUTIVE OFFICERS                                          COMPENSATION        AWARDS      COMPENSATION
                                                    Fiscal     Salary      Bonus     Options
Name and Principal Position                          Year        ($)      ($)(c)       (#)           ($)(d)

John M. Leonis(a)                                     1998     717,312    725,000     25,000         3,339
CHAIRMAN                                              1997     675,000    675,000     50,000         5,032
                                                      1996     574,054    600,000     50,000         6,905

Michael R. Brown                                      1998     497,509(b) 570,000     60,000         9,158
PRESIDENT AND CHIEF EXECUTIVE OFFICER                 1997     441,542    440,000     35,000         7,740
                                                      1996     379,236    400,000     73,000         8,641

Gerald J. St. Pe                                      1998     374,454    420,992     12,000         3,589
SENIOR VICE PRESIDENT                                 1997     366,231    350,000     12,000         2,951
                                                      1996     342,020    350,000     15,000         6,242

Larry A. Frame                                        1998     271,000    300,300     10,000           -0-
SENIOR VICE PRESIDENT                                 1997     263,272    240,000     10,000           -0-
                                                      1996     248,284    140,000     10,000           -0-

John E. Preston                                       1998     297,248    260,000     12,000         8,134
SENIOR VICE PRESIDENT AND GENERAL COUNSEL             1997     284,964    246,000     15,000         7,270
                                                      1996     265,552    230,000     14,000         6,527

Harry Halamandaris                                    1998     296,088    258,750     10,000         7,432
SENIOR VICE PRESIDENT                                 1997     287,613    240,000     10,000         7,857
                                                      1996     250,016    187,000     12,000         1,727

(a) Mr. Leonis was Chief Executive Officer through March 1998.

(b) Mr. Brown deferred $48,807 of base salary earned during the 1998 fiscal year.

(c) Fiscal year 1998 bonus awards are paid in full in December 1998. Certain executive officers have elected to defer the following portions of their 1998 bonus awards: Mr. Leonis, 100%; Mr. Brown, 20%; Mr. St. Pe, 20%; Mr. Frame, 40%; and Mr. Halamandaris, 60%. As a result of such deferrals these officers have been credited the following number of stock units included in the "deferred stock units" column of the Security Ownership of Directors and Executive Officers table on page 8: Mr. Leonis, 12,853; Mr. Brown, 2,021; Mr. St. Pe, 1,492; Mr. Frame, 2,129; and Mr. Halamandaris, 2,752.

(d) Includes, if any, taxable amounts imputed under various life insurance arrangements provided by the Company and amounts of imputed interest on the loans described on page 13.

                       OPTION GRANTS IN 1998 FISCAL YEAR

                                                                         POTENTIAL REALIZABLE VALUE
                                                                         AT ASSUMED ANNUAL RATES OF
NAMED EXECUTIVE                                                           STOCK PRICE APPRECIATION
 OFFICERS                            INDIVIDUAL GRANTS                        FOR OPTION TERM
                                                                         HYPOTHETICAL  HYPOTHETICAL
                                 % OF TOTAL                                 VALUE         VALUE
                                   OPTIONS                               REALIZED AT   REALIZED AT
                      OPTIONS    GRANTED TO     EXERCISE                   5% STOCK     10% STOCK
                      GRANTED   EMPLOYEES IN      PRICE     EXPIRATION   APPRECIATION  APPRECIATION
NAME                    (#)      FISCAL YEAR     ($/SH)        DATE          ($)           ($)

John M. Leonis          25,000      3.15            57.78      6/25/08       908,500     2,302,250

Michael R. Brown        60,000      7.56            57.78      6/25/08     2,180,400     5,525,400

Gerald J. St. Pe        12,000      1.51            57.78      6/25/08       436,080     1,105,080

Larry A. Frame          10,000      1.26            57.78      6/25/08       363,400       920,900

John E. Preston         12,000      1.51            57.78      6/25/08       436,080     1,105,080

Harry Halamandaris      10,000      1.26            57.78      6/25/08       363,400       920,900

   AGGREGATED OPTION EXERCISES IN 1998 FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                          NUMBER OF SECURITIES
                                 SHARES                  UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                               ACQUIRED ON    VALUE     OPTIONS AT JULY 31, 1998   IN-THE-MONEY OPTIONS
                                EXERCISE     REALIZED             (#)              AT JULY 31, 1998 ($)
NAME                COMPANY*       (#)         ($)      EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE

John M. Leonis         LIT         19,991      934,155     100,559      115,300    2,915,138   1,521,239
                       WAI         40,852    2,948,375         -0-          -0-          -0-         -0-
                      Total        60,843    3,882,530     100,559      115,300    2,915,138   1,521,239

Michael R. Brown       LIT         10,346      346,333      75,259      135,600    2,038,796     957,817
                       WAI         30,823    2,215,939         -0-          -0-          -0-         -0-
                      Total        41,169    2,562,272      75,259      135,600    2,038,796     957,817

Gerald J. St. Pe       LIT         19,200      980,021      62,400       36,600    1,957,509     377,295
                       WAI            -0-          -0-      18,110          -0-      860,762         -0-
                      Total        19,200      980,021      80,510       36,600    2,818,271     377,295

Larry A. Frame         LIT         18,400      869,970      32,520       29,480      924,668     316,669
                       WAI         25,133    1,697,161         -0-          -0-          -0-         -0-
                      Total        43,533    2,567,131      32,520       29,480      924,668     316,669

John E. Preston        LIT            -0-          -0-      29,698       38,560      812,653     416,287
                       WAI          4,977      368,126         -0-          -0-          -0-         -0-
                      Total         4,977      368,126      29,698       38,560      812,653     416,287

Harry Halamandaris     LIT            -0-          -0-      10,800       36,200      163,637     484,047
                       WAI            -0-          -0-         -0-          -0-          -0-         -0-
                      Total           -0-          -0-      10,800       36,200      163,637     484,047

 * On March 17, 1994, all of the common stock of Western Atlas Inc. ("WAI"), a wholly-owned subsidiary of the Company, was distributed to the Company's shareholders. Under the Company's 1984 Long-Term Stock Incentive Plan, each Company stock option granted prior to that date was converted into both a Company option and an option of WAI.

RETIREMENT BENEFITS

    - THE FSSP AND RELATED RETIREMENT PLANS

    Litton's Financial Security and Savings Program ("FSSP") is a defined contribution plan intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Participation in the FSSP is generally available to U.S. employees of the Company's corporate offices and participating subsidiaries and divisions. All of the Named Executive Officers participate in the FSSP.

    The first 1% to 4% of pay a participant elects to deposit in the FSSP creates an annual retirement benefit payable at age 65 equal to the greater of
(a) 60% of such deposits, or (b) 85% of such deposits, less 75% of estimated Social Security primary insurance. The benefit is payable as an annuity and is reduced by the actuarial equivalent of any elected lump sum distribution of the deposits, as adjusted for earnings or losses. Participants may deposit an additional 1% to 14% of pay into the Savings Account portion of the FSSP and receive a 50% Company match on the first 1% to 4% of those deposits. For any calendar year, a participant's deposits in the FSSP may not exceed the maximum deferral amount prescribed by Section 401(k) of the Code or, if less, 20% of a participant's annual compensation.

    - RESTORATION PLAN

    The Litton Industries, Inc. Restoration Plan (the "Restoration Plan"), is an unfunded, nonqualified retirement plan that restores company-provided retirement benefits and FSSP Savings Account company-matching contributions which an FSSP participant could have received if it were not for the limitations prescribed by the Code. Such benefit is payable as an annuity at normal retirement from the Company's general assets.

    The following table sets forth the current estimated annual retirement benefits of the Named Executive Officers assuming their continued maximum participation in the above described plans, retirement at age 65 and election of a single life annuity.

                                                                COMPANY PROVIDED
NAME                                            TOTAL PENSION        PORTION

John M. Leonis                                   $   251,059      $     210,756

Michael R. Brown                                     465,196            413,979

Gerald J. St. Pe                                     409,132            349,442

Larry A. Frame                                       228,519            185,968

John E. Preston                                      334,489            280,435

Harry Halamandaris                                   163,997            155,241

    - SUPPLEMENTAL PLAN

    The Litton Industries, Inc. Supplemental Executive Retirement Plan ("SERP") is an unfunded, nonqualified defined benefit retirement plan that provides certain key employees of the Company with supplemental retirement benefits. In general, participants must be at least age 50, and vesting occurs when a participant reaches age 60 and has at least fifteen years of service with the Company. The SERP retirement benefit is determined based on a participant's Average Earnings (for the highest three twelve month periods out of their last 60 months of compensation) and years of service since age 40 (up to a maximum of 25 years). Under the SERP, the credited years of service at September 30, 1998, of the Named Executive Officers are as follows: Mr. Leonis, 24 years; Mr. Brown, 17 years; Mr. St. Pe, 18 years; Mr. Frame, 22 years; Mr. Preston, 16 years; and Mr. Halamandaris, 3 years. In order to provide a comparable executive benefit, the Company will credit Mr. Halamandaris with an additional 14 years of service at age 65 for benefit accrual purposes.

    The following table indicates the approximate annual benefit which would be received by a participant in the SERP, based on the following assumptions: (i) retirement at age 65 and (ii) payment as a single life annuity. Such benefit would be reduced by the Social Security benefit and the greater of the maximum amount of Company provided pension benefits that the employee either actually accrued or could have accrued under other Company sponsored retirement plans.

               PENSION PLAN TABLE
REMUNERATION             YEARS OF SERVICE
(AVERAGE                                  25 OR
EARNINGS)            15         20        MORE

      600,000     $ 186,750  $ 249,000  $ 311,250

      800,000       252,750    337,000    421,250

    1,000,000       318,750    425,000    531,250

    1,200,000       384,750    513,000    641,250

    1,400,000       450,750    601,000    751,250

    1,600,000       516,750    689,000    861,250

    1,800,000       582,750    777,000    971,250

CHANGE IN CONTROL

    The Company is a party to change in control agreements with all of the Named Executive Officers. The agreements become operative only upon the occurrence of one of the following events: (1) a change in the majority of the members of the Company's Board of Directors; (2) a third party acquires at least 30% of the Company's outstanding voting stock, other than as a result of a repurchase by the Company of its voting stock; (3) a merger, reorganization, or consolidation of the Company with another party (other than certain limited types of mergers);
(4) a sale or disposition of substantially all of the Company's assets; or (5) the shareholders approve the liquidation or dissolution of the Company.

    Each change in control agreement provides that for three years after a change in control there will be no adverse change in the executive's salary, bonus opportunity, benefits, or location of employment. If, during this three-year period, the executive's employment is terminated by the Company, the executive terminates his or her employment, or voluntarily leaves during the 30-day period following the first anniversary of the change in control, the executive is entitled to receive an accrued salary and annual incentive payment through the date of termination and a lump sum severance payment equal to three times the sum of the executive's base salary and annual bonus. The Company will also provide the executive with certain pension credits, insurance and other welfare plan benefits.

    The SERP and the Restoration Plan provide that in the event of a change in control, all participants in such plans become fully vested in their benefit and the Company becomes obligated to fund a trust with sufficient assets to adequately satisfy the liabilities of the SERP and the Restoration Plan. The Compensation and Selection Committee of the Board may direct the Company to pay the benefits from such trust either as a lump sum payment based upon certain actuarial factors or to pay the benefits monthly as an annuity. The assets of such trusts would be subject to the claims of the Company's creditors in the event of the insolvency or bankruptcy of the Company.

INDEBTEDNESS OF MANAGEMENT TO THE COMPANY

    As a form of additional incentive, the Company provides loans to certain key employees. Under the Company's incentive loan program, unsecured loans, not to exceed $6,000,000 in the aggregate outstanding at any one time, may be made to not more than 50 employees and may not exceed the annual salary rate of the borrower. These loans presently bear interest at the rate of 4% per annum and are payable on the Company's demand, or by (i) termination of the borrower's employment or (ii) December 31, 2001, whichever occurs first. Granting of loans to executive officers, including the Named Executive Officers, requires the approval of the Compensation and Selection Committee.

    As of October 9, 1998, loans upon the terms set forth above in the aggregate amount of $695,000 were outstanding to three of the Named Executive Officers:
Mr. Brown, $275,000; Mr. Preston, $170,000; and Mr. Halamandaris, $250,000. The Company has $458,000 loans outstanding to two other executive officers as of October 9, 1998. The largest total amount of indebtedness of all executive officers outstanding at any time since July 31, 1997 was $1,153,000.

               REPORT OF THE COMPENSATION AND SELECTION COMMITTEE

    The Compensation and Selection Committee of the Board of Directors establishes the salaries and other compensation of the executive officers of the Company, including its CEO and the other individuals listed in the "Summary Compensation Table" ("Named Executive Officers") . The Committee consists entirely of non-employee directors.

    The Committee's executive compensation program is designed to:

    - retain executive officers by paying them competitively, motivate them to contribute to the Company's success, and reward them for their performance;

    - link a substantial part of each executive officer's compensation to the performance of the Company; and

    - encourage ownership of Common Stock by executive officers.

    The program consists of, and is intended to balance, three elements: (1) base salaries based on the Committee's evaluation of individual job performance, and an assessment of the salaries paid by the Company's peer group of companies made up of aerospace/defense and information systems companies, many of which directly compete with the Company for business and talent, and comparative general industry data; (2) annual performance awards based on an evaluation of Company and individual performance; and (3) long-term incentive awards currently consisting of stock options designed to ensure that incentive compensation is linked to the long-term performance of the Company and its Common Stock.

    The Committee annually retains a compensation consulting firm to provide a review of each component of the Company's executive compensation program, and to assess its competitiveness in relation to the Company's peer group and general industry companies.

CEO COMPENSATION

    The Committee considered four factors in determining total compensation of Messrs. Leonis and Brown: (1) a review of the total compensation of CEOs at the peer group of companies and comparative general industry data; (2) the Company's performance during the 1997 fiscal year to determine salaries for the 1998 fiscal year; (3) the Company's performance during the 1998 fiscal year to determine annual performance awards; and (4) Messrs. Leonis and Brown's contributions to the business.

SALARIES

    The Committee determines base annual salaries of the Company's senior executive management, including the CEO, by evaluating certain criteria, which include: level of responsibility and experience; individual performance; specific contributions to the Company and its business objectives; internal Company issues such as fairness; and comparable levels of responsibility and compensation at the peer group.

    Effective October 1997, the Committee awarded Mr. Leonis a salary adjustment of 7.4% , increasing his salary to $725,000, and awarded Mr. Brown a salary adjustment of 13% for his performance as President and Chief Operating Officer, increasing his salary to $500,000. In June 1998, Mr. Brown received an additional increase of $70,000 as a result of his assuming new responsibilities as CEO.

    In increasing Mr. Leonis' salary by 7.4%, the Committee gave special recognition to the following 1997 accomplishments realized under Mr. Leonis' leadership: the Company's sales for the 1997 fiscal year increased 16% and diluted earnings per share increased 8% over the previous fiscal year results; the Company generated strong cash flow enabling it to facilitate acquisitions and reduce debt; the Company strengthened its position in the marine electronics and electronic display markets through the acquisition of the Racal Marine Group and SAI Technology; and Mr. Leonis' success in leading the Company into new markets.

    The 1998 salaries of the other Named Executive Officers are shown in the "salary" column of the Summary Compensation Table on page 9. These officers received an average increase of 4.5% from their 1997 salaries.

ANNUAL PERFORMANCE AWARDS

    The Committee administers annual performance awards pursuant to various performance-based plans, including the Company's Performance Award Plan and the Group Plan (together, the "Plans"). The Committee annually determines which officers and key employees will be eligible to receive annual performance awards. Under the Company's Plans, awards are payable in full in December following the end of the fiscal year for which the awards are granted.

    The Performance Award Plan requires the Committee to establish, prior to the beginning of each fiscal year, a planned level of Company performance objectives determined by certain financial measurements such as profits, profit growth, profit related return ratios, cash flow, and total shareholder return. The Committee has discretion to provide for additional opportunities to receive annual incentive awards based upon the attainment of various productivity and long-term growth objectives. For fiscal year 1998, the Committee established a performance objective based on a formula which calculates earnings per share and earnings per share growth based on beginning-of-year shares and earnings on an after-tax basis. Using this formula, the total bonus pool available for fiscal year 1998 performance awards under the Performance Award Plan is $3,942,000.

    For the 1998 fiscal year, annual performance awards of $725,000 for Mr. Leonis, and $450,000 for Mr. Brown, were approved by the Committee under the Performance Award Plan. The Board granted Mr. Brown an additional discretionary bonus of $120,000.

    In determining the award amounts for Messrs. Leonis and Brown, the Committee considered the following accomplishments during the 1998 fiscal year: a 5% increase in sales and an 11% increase in operating profit; a net income and diluted earnings per share increase of 12%; the development of a strategic plan designed to generate internal growth, investments and multi-division technology cooperation; the successful acquisition and continuous integration of the TASC group of companies and prior acquisitions; the significant improvement in the Company's financial operations and operating efficiencies through the restructuring of a number of foreign assets; and the creation of significant new business opportunities in all operating groups through technical developments and alliances.

    The annual performance awards for the 1998 fiscal year granted to each of the Named Executive Officers are shown in the "bonus" column of the Summary Compensation Table.

    The Committee has adopted provisions under the Plans which permit officers to defer all or part of an incentive award payment. On the day a performance award is made to an officer, the Company will credit to such officer a number of stock units equivalent to the number of shares of Company Common Stock which could have been purchased on such date for fair market value with the dollar amount of the deferred performance award. The deferral elections for Mr. Leonis, Mr. Brown and the other Named Executive Officers are discussed in footnote (c) of the Summary Compensation Table.

LONG-TERM INCENTIVES

    The Company uses stock option grants as a long-term incentive to attract and retain key employees whose talents and contributions are important to the long-term success of the Company. Stock option grants also align the employee's interest with that of the shareholders. The Committee grants stock options pursuant to the Litton Industries, Inc. 1984 Long-Term Stock Incentive Plan ("Incentive Plan"), and sets guidelines for the number and terms of such grants based on peer group data and the Company's business objectives. The Incentive Plan requires that options be granted at no less than 100% of fair market value. Options granted by the Committee generally become exercisable in cumulative installments over a period of five years.

    For the 1998 fiscal year, Mr. Leonis was awarded options to purchase 25,000 shares of Common Stock, and Mr. Brown was awarded options to purchase 60,000 shares of Common Stock. The other Named Executive Officers were awarded the number of stock options shown in the Option Grants in 1998 Fiscal Year Table on page 10.

TAX POLICY

    The Committee's policy is to qualify for deduction, for Federal income tax purposes, all executive compensation by compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended, except in instances where the Committee may determine it is in the Company's best interest to award compensation which does not so qualify. The Committee notes that for fiscal year 1998, the Company is not expected to lose tax deductions available to it under
Section 162(m).

    THE FOREGOING REPORT HAS BEEN FURNISHED BY THE FOLLOWING MEMBERS OF THE COMPENSATION AND SELECTION COMMITTEE:

David E. Jeremiah, CHAIRMAN    William P. Sommers
Carol B. Hallett               C.B. Thornton, Jr.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of the dates indicated in the footnotes below, the following table sets forth entities which were known to own beneficially more than 5% of the Company's Common Stock.

NAME AND ADDRESS                        AMOUNT AND NATURE OF     PERCENT OF CLASS
OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP    (AS OF RECORD DATE)

Unitrin, Inc.
One East Wacker Drive
Chicago, Illinois 60601                       12,657,764(a)              27.8%

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109                    5,612,720(b)              12.3%

Sanford C. Bernstein & Co.
One State Street Plaza
New York, New York 10004                       4,201,198(c)               9.2%

(a) Unitrin, Inc. ("Unitrin") has reported in a filing with the SEC on Schedule 13D that, as of October 5, 1995, shares of the Company's Common Stock are owned by Unitrin (1,827,893 shares) and two of its subsidiaries, Trinity Universal Insurance Company (5,378,883 shares) and United Insurance Company of America (5,450,988 shares). Unitrin reported that such subsidiaries each share voting power and dispositive power with Unitrin over the shares respectively reported by them.

(b) FMR Corp. ("FMR") has reported in a filing with the SEC on Schedule 13G/A that, as of February 14, 1998, shares of the Company's Common Stock are owned by FMR (135,900 shares) and a subsidiary, Fidelity Management & Research Corporation (5,476,820 shares). FMR reported that it exercises sole voting power over 125,500 shares, and sole dispositive power over all of these shares.

(c) Sanford C. Bernstein & Co. ("Bernstein") has reported in a filing with the SEC on Form 13F that, as of June 30, 1998, shares of the Company's Common Stock are owned by Bernstein. Bernstein reported that it exercises sole voting power over 2,637,175 shares, and sole dispositive power over all of these shares.

                               PERFORMANCE GRAPH
               (COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN)

    The following graph illustrates the performance of the Company's Common Stock over the five-year period from August 1, 1993 through July 31, 1998, compared to the performance of the S&P 500 Index and the S&P Aerospace/Defense
Index:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           LITTON INDUSTRIES INC    AEROSPACE DEFENSE - 500     S&P 500 INDEX
1993                         $100                        $100              $100
1994                         $130                        $114              $105
1995                         $135                        $170              $133
1996                         $151                        $221              $155
1997                         $183                        $313              $235
1998                         $201                        $238              $281

------------------------

 * Assumes $100 invested August 1, 1993 in the Company's Common Stock, the S&P 500 Index and the S&P Aerospace/Defense Index (dividends reinvested).

               ITEM TWO: ADOPTION OF THE LITTON INDUSTRIES, INC.
                        NON-EMPLOYEE DIRECTOR STOCK PLAN

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN.

    On September 24, 1998, the Board of Directors adopted the Litton Industries, Inc. Non-Employee Director Stock Plan (the "Plan") for the benefit of the non-employee directors ("Directors") of the Company, subject to the approval of the Company's shareholders. The Plan is intended to encourage ownership in the Company by the Directors, to assist the Company in attracting and retaining Directors, and to provide appropriate incentives for Directors. There are currently seven Directors who are eligible to participate in the Plan.

    If the shareholders do not approve the Plan at the Annual Meeting, each Director will be eligible to receive one more grant of 2,000 options under the existing plan which terminates on December 31, 1998.

REASONS FOR THE PLAN

    The Plan is a key component in the Company's efforts to restructure Director compensation in such a way that the Director's long-term interests are aligned with those of the Company's shareholders, while still providing competitive compensation for current and future Directors taking into consideration trends, developments and evolving "best practices" in directors compensation. In keeping with this restructuring, the Company has offered Directors a compensation package with greater emphasis on share ownership and less emphasis on cash compensation, made stock options immediately vested to avoid service-related pay contingencies, provided attractive stock-related deferral opportunities, eliminated the retirement pension for future Directors, and implemented stock ownership guidelines for all Directors.

DESCRIPTION OF THE PLAN

    The principal provisions of the Plan are summarized below. The description does not purport to be complete and is qualified in its entirety by the terms of the Plan, the entire text of which is attached hereto as Annex A and incorporated herein by reference. The various deferral alternatives discussed below are subject to a deferral plan adopted by the Board on September 24, 1998 and are discussed more fully under the section entitled "Director Compensation" on pages 5 and 6.

    STOCK AVAILABLE FOR GRANT. As of the effective date of the Plan, 460,000 shares of Common Stock will be available for issuance to Directors. The Plan authorizes the Board to issue shares of Common Stock pursuant to: incentive grants of stock options; elections to convert a Director's annual retainers and meeting fees into stock options; elections to defer such amounts into shares of Common Stock; and other circumstances approved by the Board from time to time.

    STOCK OPTIONS. Awards of stock options to Directors will be granted at the sole discretion of the Board and may vary from year to year and from participant to participant. The Board intends to continue its past practice of granting 10,000 options to new Directors, and 2,000 options annually to Directors, on the first business day following an annual meeting. The Plan gives the Board the flexibility to grant additional options to Directors. For example, the Board would have the power to grant additional options to reward a Director's exceptional or extraordinary services as a member of the Board, or in consideration for services to the Company outside of the scope of a Director's normal duties.

    Directors may also receive options as a result of an election to convert their annual retainers and meeting fees into options to purchase shares of Common Stock at fair market value. The number of options granted pursuant to this election will reflect a formula approved by the Board from time to time using an appropriate option-pricing methodology and assumptions. The formula the Board currently intends to use would grant a Director a number of options equal to four times the amount of the annual retainer and meeting fees to be earned in a calendar year divided by the fair market value of Common Stock.

    Under the Plan, all options are granted at fair market value, are immediately vested, and expire in accordance with individual option agreements.

    STOCK UNITS. The Plan also authorizes the Board to issue shares of Common Stock as a result of an election to defer annual retainers and meeting fees. The Company will convert the deferred amount into a number of stock units equal to the number of shares of Common Stock which could have been purchased at fair market value on a specific date; the Company may add a premium to encourage Directors to accumulate ownership through deferrals into Company Common Stock. Stock Units are paid in full shares of Common Stock after the end of the director's Board service.

    TRANSFERABILITY. Options are transferable to the extent provided in individual option agreements or as may be provided by will or the laws of descent and distribution.

    ADMINISTRATION. All grants of options and any other distribution of shares of Common Stock under the Plan will be administered by the Board. Subject to the limitations set forth in the Plan, the Board has authority to determine, among other things: to which Directors options or other awards of shares of Common Stock will be granted; the type(s) of awards to be made; the number of shares subject to each award; and the terms and conditions of options granted. The Board also has authority to amend and terminate the Plan. However, no amendments may be made to increase the maximum number of shares available under the Plan, or to change the price at which options may be granted, without shareholder approval.

    TERMINATION. The Plan will terminate on December 31, 2008. Options to purchase Common Stock or other stock awards granted and outstanding as of the date the Plan terminates are not affected or impaired by such termination.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

    STOCK OPTIONS. Upon exercising an option, a Director will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. If a Director elects to defer the gain, the Director will recognize ordinary income in an amount equal to the fair market value of the stock distributed to the Director on the date of actual distribution. The Company is entitled to a deduction in the same amount and at the same time as the Director recognizes ordinary income.

    If a Director surrenders shares of Common Stock in payment of part or all of the exercise price for options, no gain or loss will be recognized with respect to the shares surrendered, and the Director will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income.

    STOCK UNITS. Upon receipt of shares of Common Stock attributable to stock units credited to a Director, a Director will recognize ordinary income in an amount equal to the fair market value of the Common Stock on the date of issuance. The Company is entitled to a deduction in the same amount and at the same time as the Director recognizes ordinary income.

              ITEM THREE: RATIFICATION OF APPOINTMENT OF AUDITORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.

    Deloitte & Touche LLP has served as the Company's independent auditors continuously since 1954, is familiar with the business and operations of the Company and its subsidiaries, and has offices in, or convenient to, most of the localities in the United States and in most other countries where the Company and its subsidiaries operate.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to the 1999 Annual Meeting, they must be received by the Company no later than August 27, 1999. Such proposals should be directed to the attention of the Secretary of the Company at 21240 Burbank Boulevard, Woodland Hills, California 91367-6675.

                                 OTHER MATTERS

    The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone, telegraph, facsimile transmission, or telex. The Company also has retained D. F. King & Co., Inc., to aid in the solicitation at an estimated cost of $12,000 plus out-of-pocket expenses. Arrangements have been made for brokerage houses, nominees, and other custodians to send proxy materials to their principals, and the Company will reimburse them for doing so.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Performance Graph on page 18 and the Report of the Compensation and Selection Committee on pages 14 through 16 shall not be incorporated by reference into any such filings.

    The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matter come before the meeting, the accompanying proxy will be voted with respect to the matter in accordance with the best judgment of the persons voting the proxy.

THE BOARD OF DIRECTORS
LITTON INDUSTRIES, INC.

ANNEX A

                            LITTON INDUSTRIES, INC.
                        NON-EMPLOYEE DIRECTOR STOCK PLAN

    The purpose of this Plan is to encourage ownership in the Company by Directors whose services are considered essential to the Company's continued progress, and thus to provide them with a further incentive to continue to serve as Directors of the Company. The Plan is also intended to assist the Company in attracting and retaining experienced and qualified candidates for membership on the Board of Directors.

                                   ARTICLE I
                                  DEFINITIONS

    Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:

    1.1 "AWARD" shall mean an incentive grant of Options, or Options or shares of Stock issued in respect of compensation to be earned but deferred, or any other issuance of Options or shares of Stock as the Board may authorize from time to time at its discretion.

    1.2 "BOARD OF DIRECTORS" or "BOARD" shall mean the Board of Directors of the Company.

    1.3 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    1.4 "COMPANY" shall mean Litton Industries, Inc., a Delaware corporation, and any successor thereof.

    1.5 "DIRECTOR" shall mean a member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its subsidiaries.

    1.6 "DIRECTOR'S FEES" shall mean the fees payable to a Director for services as a Director and for services on any committee of the Board, including any amount of any retainer and meeting fees paid to a Director for services as chairman of the Board.

    1.7 "FAIR MARKET VALUE" shall mean (a) the average of the highest and lowest quoted selling prices of a share of Stock on a particular day, or (b) if there are no sales on such date, then the average of the highest and lowest prices of the first preceding day and the first succeeding day on which sales were made. Such prices shall be those reported in the New York Stock Exchange Composite Transactions Index, or such other publication as the Board designates.

    1.8 "OPTION" shall mean an option granted by the Company to purchase shares of Stock pursuant to the provisions of this Plan and a Stock Option Agreement executed pursuant hereto.

    1.9 "OPTION PRICE" shall mean the per share purchase price of the Stock subject to the Option. The Option Price shall be determined by the Board of Directors at the time of grant but shall not be less than the Fair Market Value of the Stock on the date of grant.

  1.10 "PLAN" shall mean the Litton Industries, Inc. Non-Employee Director Stock Plan.

  1.11 "STOCK" shall mean the common stock, par value $1 per share, of the Company.

  1.12 "STOCK UNITS" shall mean a non-voting unit of measurement which is deemed for bookkeeping and payment purposes to represent one outstanding share of Stock.

  1.13 "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and the Director under which the Director receives a grant of Options under this Plan.

                                   ARTICLE II
                                 PARTICIPATION

    2.1 PARTICIPATION. Each Director shall participate in the Plan upon the approval of a grant of Options to the Director, or upon an election to defer Director's Fees into Options or shares of Stock, or upon such other circumstances approved by the Board of Directors from time to time.

                                  ARTICLE III
                      SHARES OF STOCK SUBJECT TO THE PLAN

    3.1 SHARES AVAILABLE. An aggregate number not to exceed 460,000 shares of Stock (subject to adjustments contemplated by Section 3.2) may be delivered pursuant to this Plan. Shares of Stock under this Plan may be either authorized and unissued shares of Stock or treasury Stock.

    3.2 ADJUSTMENTS TO AWARDS ONCE ISSUED. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, spin-off, or stock dividend, the Board shall make such corresponding adjustments, if any, as deemed appropriate in its sole discretion. The Board may adjust the number and kind of shares which may be granted under the Plan, and the number, the Option Price, and the kind of shares or property subject to each outstanding grant. The adjustment by the Board shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares of Stock shall be issued under the Plan as a result of such adjustment, but the Board in its discretion may make a cash payment in lieu of fractional shares.

                                   ARTICLE IV
                                 STOCK OPTIONS

    4.1 GRANT. A Director may be granted Options pursuant to this Plan as a form of incentive payment. Options may also be granted as a result of an election to convert Director's Fees into Options; the number of Options to be granted as a result of a deferral election shall be calculated under a formula as determined by the Board from time to time.

    4.2 EXERCISE. Subject to Federal and State statutes then applicable, the terms and procedures by which any Option may be exercised shall be set forth in the Director's Stock Option Agreement or in procedures established by the Board. Options may be exercised only by prior written notice to the Company at its corporate office accompanied by payment of the full consideration for the shares as to which they are exercised.

    4.3 OPTION PRICE. The Option Price is to be paid (a) by cash, including a personal check payable to the order of the Company, or (b) by delivering Stock owned by the Director for at least six months and valued at Fair Market Value as of the date of delivery (Directors are also permitted to deliver such stock through attestation or other similar procedures approved by the Board), or (c) by any combination of (a) and (b).

    4.4 STOCK OPTION AGREEMENTS. Each grant of an Option under this Plan shall be evidenced by a written Stock Option Agreement dated as of the date of the grant and executed by the Company and the Director. The Stock Option Agreement shall set forth the terms and conditions of such grant as approved by the Board of Directors consistent with this Plan.

                                   ARTICLE V
                         STOCK UNITS AND OTHER DEFERRAL

    5.1 STOCK UNITS. Stock Units will be credited to a Director as a result of an election to have Director's Fees not yet earned, plus any additional premium which may be determined by the Board from time to time, deferred and converted into Stock Units valued at Fair Market Value as of the respective dates on which such Director's Fees would otherwise have been payable to the Director.

    5.2 MANNER OF DISTRIBUTION. Any amounts deferred pursuant to Section 5.1 will be maintained and paid in accordance with the provisions of the Litton Industries, Inc. Non-Employee Director Deferred Compensation Plan.

                                   ARTICLE VI
                              PLAN ADMINISTRATION

    6.1 ADMINISTRATION. Except as otherwise specifically provided herein, the Plan, all Stock Option Agreements, and any other distribution of Stock authorized by the Board, shall be administered by the Board. The Board shall have full authority and absolute sole discretion:

       (a) to determine, consistent with the provisions of this Plan, which of the Directors shall be granted Options and the form and term of such Options; the timing of such Option grants; the number of shares subject to each Award and the Option Price, subject to Section 1.9 hereof, covered by each Option;

       (b) to determine the terms and provisions of each respective Stock Option Agreement, which need not be identical;

       (c) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan, or otherwise contemplated by the Plan;

       (d) to adopt, alter, and repeal such rules, guidelines, and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;

       (e) to construe and interpret the terms and provisions of the Plan and any Award (including the related Stock Option Agreements);

       (f) to decide all disputes arising in connection with the Plan; and

       (g) to otherwise supervise the administration of the Plan.

    6.2 DELEGATION. The Board may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

    6.3 LIMITATION ON LIABILITY. Neither the Company nor any member of the Board, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken (or not taken) in good faith under this Plan or for the failure of an Award (or action or payment in respect of any Award) to satisfy Code requirements for realization of intended tax consequences, to qualify for exemption or relief under federal securities laws and regulations promulgated thereunder, or to comply with any other law, compliance with which is not required on the part of the Company.

                                  ARTICLE VII
                           AMENDMENTS AND TERMINATION

    7.1 AMENDMENTS. The Board of Directors shall have the right to amend this Plan or any Stock Option Agreement in whole or in part from time to time or may at any time suspend or terminate this Plan or any Stock Option Agreement; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without a Director's written consent, any Director's rights under this Plan as of the date of such amendment or termination; and provided further, that no amendment shall be made without the approval of the shareholders of the Company which increases the maximum number of shares of Stock which may be issued under the Plan or changes the price at which shares of Stock may be purchased. Any amendments authorized hereby shall be stated in an instrument in writing, and all Directors shall be bound by such amendment upon receipt of notice of the amendment.

    7.2  TERMINATION.  The Plan shall terminate on December 31, 2008.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

    8.1 LIMITATION ON DIRECTOR'S RIGHTS. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided. No Director shall have any right to any payment or benefit hereunder except to the extent provided in this Plan.

    8.2  BENEFICIARIES.

       (a) BENEFICIARY DESIGNATION. Subject to applicable laws (including any applicable community property and probate laws), each Director may designate in writing the beneficiary that the Director chooses to receive any payments that become payable after the Director's death. A Director's beneficiary designation shall be made on form(s) provided by, and in accordance with procedures established by, the Company and may be changed by the Director at any time before the Director's death.

       (b) DEFINITION OF BENEFICIARY. A Director's beneficiary or beneficiaries shall be the person(s), including a revocable living trust established by and for the benefit of the Director alone, or for the benefit of the Director and one or more immediate family members, validly designated by the Director or, in the absence of a valid designation, entitled by will or the laws of descent and distribution to receive the amounts otherwise payable to the Director under this Plan in the event of the Director's death.

    8.3 TRANSFERABILITY OF OPTIONS. Each Option granted pursuant to this Plan shall, during a Director's lifetime, be exercisable only by the Director or his or her permitted transferees, and neither the Option nor any right thereunder shall be transferable by the Director, by operation of law or otherwise, other than as may be provided in the Director's Stock Option Agreement evidencing such Option or as may be provided by will or the laws of descent and distribution. Except as may be provided in the Stock Option Agreement evidencing an Option, no Option shall be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

    8.4 GOVERNING LAW; SEVERABILITY. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of Delaware. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

    8.5 COMPLIANCE WITH LAWS. This Plan and the offer, issuance and delivery of shares of Stock are subject to compliance with all applicable Federal and State laws, rules and regulations (including but not limited to State and Federal reporting, registration, insider trading and other securities laws) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring the securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

    8.6 PLAN BINDING ON SUCCESSORS. This Plan shall be binding upon the successors and assigns of the Company.

    8.7 HEADINGS NOT PART OF PLAN. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of this Plan.

                         LITTON INDUSTRIES, INC. PROXY

    John M. Leonis, Michael R. Brown and Jeanette M. Thomas, or any of them individually and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all Common Stock and Series B Preferred Stock of Litton Industries, Inc. owned on the record date by the undersigned at the Annual Meeting of Shareholders to be held in the Regent Beverly Wilshire Hotel, Beverly Hills, California at 11:00 a.m. on Thursday, December 3, 1998, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on this form, as set forth in the Notice of 1998 Annual Meeting of Shareholders and the Proxy Statement dated October 30, 1998.

               Directors recommend a vote "FOR" items 1, 2 and 3.

1.   ELECTION OF DIRECTORS  FOR all nominees  WITHHOLD AUTHORITY  Exceptions* as
                            listed below / /  to vote for all     indicated / /
                                              nominees listed
                                              below / /

Alton J. Brann, Michael R. Brown, Joseph T. Casey, Carol B. Hallett, Orion L. Hoch, David E. Jeremiah, John M. Leonis,
William P. Sommers, C. B. Thornton, Jr.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND PRINT THAT NOMINEE'S NAME(S) ON THE SPACE PROVIDED BELOW.

                                                                     *EXCEPTIONS
--------------------------------------------------------------------------------

2. Proposal to approve the Litton Industries, Inc. Non-Employee Director Stock Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

3. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending July 31, 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

   Unless otherwise specified, this proxy will be voted FOR items 1, 2 and 3.
                                              Dated ______________________, 1998
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                 Signature (if jointly held)

                                              Please sign exactly as shown at
                                              left. If stock is jointly held,
                                              each owner should sign. Executors,
                                              administrators, trustees,
                                              guardians, attorneys and corporate
                                              officers should indicate their
                                              fiduciary capacity or full title
                                              when signing.

   Please Mark, Date, Sign and Mail This Proxy Card Promptly in the Enclosed
                                    Envelope